Exhibit 10.10m

EIGHTH AMENDMENT TO

THE AMENDED AND RESTATED

CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 17, 2015 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01  New Definition. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“2015 Indenture” means the indenture to be executed by Borrower on or about November 17, 2015, pursuant to which the Borrower may issue to certain initial purchasers for resale, securities which provide for the conversion of Indebtedness into Equity Interests of the Borrower, cash or a combination thereof.

“2015 Indenture Documents” means, collectively, the 2015 Indenture, the 2015 Notes and any document or agreement pertaining to any rights of any holders of the 2015 Notes.

“2015 Notes” means the notes issued on or about November 17, 2015 under the 2015 Indenture.

Section 1.02  Amendments to Section 1.01.  The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Permitted Bond Hedge” shall mean any Swap Contract (including, but not limited to, any bond hedge, warrant or capped call transaction) entered into in connection and concurrently with the offering of the Permitted Convertible Indebtedness under the 2014 Indenture Documents and the 2015 Indenture Documents that Borrower may elect to settle (after payment of any premium or prepayment amount) by the payment of cash, delivery of Equity Interests of the Borrower, or any combination thereof.

“Permitted Convertible Indebtedness” means (1) the Indebtedness of Borrower evidenced by the Notes issued under the 2013 Indenture so long as (i) the scheduled maturity date of such Indebtedness is not earlier than November 1, 2018, (ii) the aggregate outstanding Indebtedness of the Notes does not exceed $345,000,000, (iii) such indebtedness is not subject to any scheduled principal amortization, scheduled redemption, sinking fund or similar payment except as set forth in Section 7.06(g); and (iv) the Indenture Documents do not include any financial covenant, (2) the Indebtedness of Borrower evidenced by the 2014 Notes issued under the 2014 Indenture, so long as (i) the scheduled maturity date of such Indebtedness is not earlier than November 1, 2019, (ii) the aggregate outstanding Indebtedness of the 2014 Notes does not exceed $1,000,000,000, (iii) such indebtedness is not subject to any scheduled principal amortization, scheduled redemption, sinking fund or similar payment except as set forth in Section 7.06(g); (iv) the 2014 Indenture or other 2014 Indenture Documents do not include any financial covenant, and (v) the 2014 Indenture Documents are consistent in all material respects with the “Description of Notes” provided by Borrower to Administrative Agent on or about September 23, 2014, and (3) the Indebtedness of Borrower evidenced by the 2015 Notes issued under the 2015 Indenture, so long as (i) the scheduled maturity date of such Indebtedness is not earlier than November 1, 2020, (ii) the aggregate outstanding Indebtedness of the 2015 Notes does not exceed $150,000,000, (iii) such indebtedness is not subject to any scheduled principal amortization, scheduled redemption, sinking fund or similar payment except as set forth in Section 7.06(g), and (iv) the 2015 Indenture or other 2015 Indenture Documents do not include any financial covenant.

ARTICLE II.
CONDITIONS TO EFFECTIVENESS

Section 2.01  Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)  Administrative Agent shall have received a copy of this Amendment duly executed by Borrower, the Required Lenders and Administrative Agent.

(b)  No Default or Event of Default shall exist.

(c)  Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of Borrower.

ARTICLE III.
MiSCELLANEOUS

Section 3.01  Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 3.02  Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)  It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)  This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d)  Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)  After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(f)  The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

Section 3.03  Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 3.04  Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 3.05  Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

Section 3.06  Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 3.07  Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 3.08  Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 3.09  No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 3.10  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.11  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.12  Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	SOLARCITY CORPORATION, a Delaware corporation

	By:	/s/ Brad W. Buss
	Name:	Brad W. Buss
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Dora Brown
	Name:	Dora Brown
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender, L/C Issuer and Swingline Lender

	By:	/s/ Thomas R. Sullivan
	Name:	Thomas R. Sullivan
	Title:	Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ Gregory Fantoni
	Name:	Gregory Fantoni
	Title:	Authorized Signatory

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION, AS SUCCESSOR IN INTEREST TO BRIDGE BANK, NATIONAL ASSOCIATION as a Lender

	By:	/s/ Randall Lee
	Name:	Randall Lee
	Title:	Assistant Vice President

AMERICAN SAVINGS BANK, F.S.B., a federal savings bank, as a Lender

	By:	/s/ Kyle J. Shelly
	Name:	Kyle J. Shelly
	Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

	By:	/s/ Anca Trifan
	Name:	Anca Trifan

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)

Title:	Managing Director

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (REVOLVING LOAN)